Contact:	Peter J. Cunningham
First Vice President, Investor Relations
516-327-7877
ir@astoriafederal.com

FOR IMMEDIATE RELEASE

ASTORIA FINANCIAL CORPORATION ANNOUNCES DATES FOR
SECOND QUARTER EARNINGS & CONFERENCE CALL

Lake Success, New York, June 30, 2009 -- Astoria Financial Corporation (NYSE: AF), announced that  it expects to report second quarter 2009 earnings on Wednesday, July 22, 2009 at approximately 5:00 p.m. Eastern Time (ET).   A copy of the news release will be immediately available on its web site, www.astoriafederal.com.

The Company also announced that George L. Engelke, Jr., Chairman & CEO of Astoria will host an earnings conference call on Thursday, July 23, 2009 at 10:00 a.m. (ET).

Toll-free dial-in:	(888) 562-3356	Conference ID:	14032640
International dial-in:	(973) 582-2700	Conference ID:	14032640

A simultaneous webcast of the conference call will also be available on the Company’s web site at www.astoriafederal.com and will be archived for one year.

A telephone replay will be available on Thursday, July 23, 2009 from 1:00 p.m. (ET) through Friday, July 31, 2009, 11:59 p.m.

Replay # (Domestic):	(800) 642-1687	PIN Code:	14032640
Replay # (International)	(706) 645-9291	PIN Code:	14032640

Astoria Financial Corporation, with assets of $21.4 billion, is the holding company for Astoria Federal Savings and Loan Association.  Established in 1888, Astoria Federal, with deposits in New York totaling $13.6 billion, is the largest thrift depository headquartered in New York and embraces its philosophy of “Putting people first” by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering sixteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering seventeen states and the District of Columbia.

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